As filed with the Securities and Exchange Commission on December 20, 1996.

                                            Registration No. 33-

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 -------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

     California                6311                              86-0198983
  (State or other           (Primary Standard                 (I.R.S. Employer
 jurisdiction of           Industrial Classification         Identification No.)
 incorporation or            Number)
 organization)

                              1 SunAmerica Center
                      Los Angeles, California  90067-6022
                                 (310) 772-6000
              (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)


                            Susan L. Harris, Esquire
                     Anchor National Life Insurance Company
                              1 SunAmerica Center
                      Los Angeles, California  90067-6022
                                 (310) 772-6000
(Name, address, including zip code, and telephone number, including area code of agent for service)

                              --------------------

         Appropriate date of commencement of proposed sale to the public:

   As soon as practicable after effectiveness of the Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box.   /X/

======================================================================================================
   Title of Each             Amount        Proposed Maximum      Proposed Maximum           Amount of
Class of Securities           to be         Offering Price          Aggregate             Registration
 to be Registered           Registered         Per Unit           Offering Price               Fee
------------------------------------------------------------------------------------------------------
Fixed Annuity Contract           *               *                   $ 330,000              $100.00
------------------------------------------------------------------------------------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

                             CROSS REFERENCE SHEET

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                       Cross Reference Sheet Pursuant to

                          Regulation S-K, Item 501(b)


Form S-1 Item Number and Caption                   Heading in Prospectus
-------------------------------------------------------------------------
1.       Forepart of the Registration
         Statement and Outside Front
         Cover Page of Prospectus...............   Outside Front Cover Page

2.       Inside Front and Outside Back
         Cover Pages of Prospectus..............   Inside Front Cover

3.       Summary of Information, Risk
         Factors and Ratio of Earnings
         to Fixed Charges.......................   Front Cover; Profile

4.       Use of Proceeds........................   The Polaris 2000 Variable Annuity; Investment Options; Expenses;
                                                   Other Information

5.       Determination of Offering Price........   Not Applicable

6.       Dilution...............................   Not Applicable

7.       Selling Security Holders...............   Not Applicable

8.       Plan of Distribution...................   Other Information - Distribution

9.       Description of Securities to be
         Registered.............................   The Polaris 2000 Variable Annuity; Investment Options

10.      Interests of Named Experts
         and Counsel............................   Not Applicable

11.      Information with Respect to
         the Registrant.........................   Other Information - Anchor National; Other
                                                   Information - Additional Information

12.      Disclosure of Commission Position
         on Indemnification for Securities
         Act Liabilities........................   Not Applicable

PROFILE                                                      [POLARIS 2000 LOGO]

APRIL , 1997

This profile is a summary of some of the more important points that you should know and consider before purchasing the Polaris 2000 Variable Annuity. The sections in this profile correspond to sections in the accompanying prospectus which discuss the topics in more detail. The annuity is more fully described in the prospectus. Please read the prospectus carefully.

1. THE POLARIS 2000 VARIABLE ANNUITY

The Polaris 2000 Variable Annuity is a contract between you and Anchor National Life Insurance Company. It is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. Tax deferral means all your money, including the amount you would otherwise pay in current income taxes, remains in your contract to generate more earnings. Your money could grow faster than it would in a comparable taxable investment.

Polaris 2000 offers a diverse selection of money managers and investment options. You may divide your money among any or all of our 22 variable investment portfolios and 6 fixed investment options. Your investment is not guaranteed. The value of your Polaris 2000 contract can fluctuate up or down, based on the performance of the underlying investments you select and you may experience a loss.

The variable investment portfolios offer professionally managed investment choices with goals ranging from capital preservation to aggressive growth. Your choices for the various investment options are found below.

The contract also offers 6 fixed investment options, for different time periods and each with a different interest rate that is guaranteed by Anchor National.

Like most annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. Your earnings are based on the investment performance of the variable investment portfolios to which your money is allocated and/or the interest rate earned on the fixed investment options. You may withdraw money from your contract during the Accumulation Phase. However, as with other tax-deferred investments, you will pay taxes on earnings and untaxed contributions when you withdraw them. An IRS tax penalty may apply if you make withdrawals before age 59 1/2. During the Income Phase, you will receive payments from your annuity. Your payments may be fixed in dollar amount, vary with investment performance or a combination of both, depending on the annuity income option you select. Among other factors, the amount of money you are able to accumulate in your contract during the Accumulation Phase will determine the amount of your payments during the Income Phase.

2. ANNUITY INCOME OPTIONS

You can select from one of five annuity income options:

(1) payments for your lifetime;

(2) payments for your lifetime and your survivor's lifetime;

(3) payments for your lifetime and your survivor's lifetime, but for not less than 10 years;

(4) payments for your lifetime, but for not less than 10 or 20 years; and

(5) payments for a specified period of 5 to 30 years.

You will also need to decide if you want your monthly payments to fluctuate with investment performance or remain constant, and the date on which your payments will begin. Once you begin receiving payments, you cannot change your annuity option. If your contract is part of a non-qualified retirement plan (one that is established with after tax dollars), payments during the Income Phase are considered partly a return of your original investment. The "original investment" part of each payment is not taxable as income. For contracts which are part of a qualified retirement plan using before tax dollars, the entire payment is taxable as income.

3. PURCHASING A POLARIS 2000 VARIABLE ANNUITY CONTRACT

You can buy a contract through your financial representative, who can also help you complete the proper forms. For Nonqualified contracts, the minimum initial investment is $5,000 and subsequent amounts of $500 or more may be added to your contract at any time during the Accumulation Phase. For Qualified contracts, the minimum initial investment is $2,000 and subsequent amounts of $250 or more may be added to your contract at any time during the Accumulation Phase.

4. INVESTMENT OPTIONS

You may allocate money to the following variable investment portfolios of the Anchor Series Trust and/or the SunAmerica Series Trust:

ANCHOR SERIES TRUST
   MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP
      - Capital Appreciation Portfolio
      - Growth Portfolio
      - Natural Resources Portfolio
      - Government and Quality Bond Portfolio

SUNAMERICA SERIES TRUST
   MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
      - Global Equities Portfolio
      - Alliance Growth Portfolio
      - Growth-Income Portfolio
   MANAGED BY DAVIS SELECTED ADVISERS, L.P.
      - Venture Value Portfolio
   MANAGED BY FEDERATED INVESTORS
      - Federated Value Portfolio
      - Utility Portfolio
      - Corporate Bond Portfolio
   MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT/ GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
      - Asset Allocation Portfolio
      - Global Bond Portfolio
   MANAGED BY MORGAN STANLEY ASSET MANAGEMENT INC.
      - International Diversified Equities Portfolio
      - Worldwide High Income Portfolio
   MANAGED BY PHOENIX INVESTMENT COUNSEL, INC.
      - Growth/Phoenix Investment Counsel Portfolio
      - Balanced/Phoenix Investment Counsel Portfolio
   MANAGED BY PROVIDENT INVESTMENT COUNSEL
      - Provident Growth Portfolio
   MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.
      - Aggressive Growth Portfolio
      - SunAmerica Balanced Portfolio
      - High-Yield Bond Portfolio
      - Cash Management Portfolio

You may also allocate money to the 1, 3, 5, 7 and 10 year fixed investment options and the 1-year DCA account option. The interest rate may differ from time to time but will never be less than 3%. Once established, the rate will not change during the selected period. Your contract value will be adjusted up or down for withdrawals or transfers from the 3, 5, 7 and 10 year fixed investment options prior to the end of the selected period.

5.  EXPENSES

Each year, we deduct a $35 contract maintenance fee ($30 in North Dakota) from your contract. This fee is currently waived if the value of your contract is at least $50,000. We also deduct insurance charges which equal 1.52% annually of the average daily value of your contract allocated to the variable portfolios. The insurance charges include: Mortality and Expense Risk, 1.37%, and Distribution Expense, .15%.

As with other professionally managed investments, there are also investment charges imposed on contracts with money allocated to the variable portfolios, which are estimated to range from .67% to 1.70%.

If you take money out in excess of the amount allowed for in your contract, you may be assessed a withdrawal charge which is a percentage of the money you withdraw. The percentage declines with each year the money is in the contract as follows:

--------------------------------------------------------------------------------
          YEAR              1      2      3      4      5      6      7      8+
--------------------------------------------------------------------------------
   WITHDRAWAL CHARGE       7%     5%     5%     4%     3%     2%     1%     0%
--------------------------------------------------------------------------------

After your first 15 free transfers, a $25 transfer fee ($10 in Pennsylvania and Texas) will apply to each subsequent transfer.

In a limited number of states, you may also be assessed a state premium tax of up to 3.5% depending upon the state.

The following chart is designed to help you understand the charges in your contract. The column "Total Annual Charges" shows the total of the 1.52% insurance charges, the $35 contract maintenance fee and the investment charges for each variable portfolio. We converted the contract maintenance fee to a percentage using an assumed contract size of $30,000. The actual impact of this charge on your contract may differ from this percentage.

The next two columns show two examples of the charges you would pay under the contract. The examples assume that you invested $1,000 in a contract which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. The premium tax is assumed to be 0% in both examples.

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                EXAMPLES:
                                                                                              TOTAL EXPENSES   TOTAL EXPENSES
                                          TOTAL ANNUAL        TOTAL ANNUAL     TOTAL ANNUAL     AT END OF         AT END OF
       ANCHOR SERIES TRUST PORTFOLIO    INSURANCE CHARGES  INVESTMENT CHARGES    CHARGES          1 YEAR          10 YEARS
    ----------------------------------- -----------------  ------------------  ------------   --------------   --------------

    Capital Appreciation                      1.59%                .80%            2.39%           $ 94             $273
    Growth                                    1.59%                .85%            2.44%           $ 95             $278
    Natural Resources                         1.59%               1.00%            2.59%           $ 96             $292
    Government and Quality Bond               1.59%                .74%                            $ 94             $267

    SUNAMERICA SERIES TRUST PORTFOLIO
    -----------------------------------
    International Diversified Equities        1.59%               1.70%            3.29%           $103             $359
    Global Equities                           1.59%               1.14%            2.73%           $ 98             $306
    Aggressive Growth                         1.59%               1.05%            2.64%           $ 97             $297
    Venture Value                             1.59%               1.00%            2.59%           $ 96             $292
    Federated Value                           1.59%               1.05%            2.64%           $ 97             $297
    Provident Growth                          1.59%                .93%            2.52%           $ 96             $286
    Growth/Phoenix                            1.59%                .76%            2.35%           $ 94             $269
    Alliance Growth                           1.59%                .79%            2.38%           $ 94             $272
    Growth-Income                             1.59%                .77%            2.36%           $ 94             $270
    Asset Allocation                          1.59%                .81%            2.40%           $ 94             $274
    SunAmerica Balanced                       1.59%               1.00%            2.59%           $ 96             $292
    Balanced/Phoenix                          1.59%                .98%            2.57%           $ 96             $290
    Utility                                   1.59%               1.05%            2.64%           $ 97             $297
    Worldwide High Income                     1.59%               1.30%            2.89%           $ 99             $321
    High-Yield Bond                           1.59%                .80%            2.39%           $ 94             $273
    Global Bond                               1.59%                .95%            2.54%           $ 96             $288
    Corporate Bond                            1.59%                .96%            2.55%           $ 96             $289
    Cash Management                           1.59%                .67%            2.26%           $ 93             $260
----------------------------------------------------------------------------------------------------------------------------------

     For more detailed information, see the Fee Tables and Examples in the prospectus.

6. TAXES

Unlike taxable investments where earnings are taxed in the year they are earned, taxes on amounts earned in a Nonqualified contract (one that is established with after tax dollars) are deferred until they are withdrawn. In a Qualified contract (one that is established with before tax dollars like an IRA), all amounts are taxable when they are withdrawn.

When you begin taking distributions or withdrawals from your contract, earnings are considered to be taken out first and will be taxed at your ordinary income rate. You may be subject to a 10% IRS tax penalty for distributions or withdrawals before age 59 1/2.

7. ACCESS TO YOUR MONEY

During the first year, you may withdraw free of a withdrawal charge an amount that is equal to the penalty-free earnings in your contract as of the date you make the withdrawal or, if you participate in the Systematic Withdrawal Program, you may withdraw 10% of your total invested amount less any withdrawals made during the year. After the first year, your maximum free withdrawal amount is the greater of: (1) the penalty-free earnings or (2) 10% of your total invested amount that has been invested for at least one year, less any withdrawals made during the year.

Withdrawals in excess of these limits will be assessed a withdrawal charge. Withdrawals may be made from your contract in the amount of $1,000 or more. You may request a withdrawal in writing or by establishing systematic withdrawals.

If you withdraw your entire contract value, you will not receive the benefit of any free withdrawal amount. After your money has been in the contract for seven full years, there are no withdrawal charges on that portion of the money that you have invested for at least seven full years. Of course, you may have to pay income tax and a 10% IRS tax penalty may apply if you are under age 59 1/2. Additionally, withdrawal charges are not assessed when a death benefit is paid.

8. PERFORMANCE

The value of your annuity will fluctuate depending upon the investment performance of the portfolio(s) you choose. In order to keep track of your contract, we use units.

When you invest in Polaris 2000, your money is actually invested in the underlying portfolios of the Anchor Series Trust and/or the SunAmerica Series Trust. These trusts are older than the annuity itself and have served as underlying investments for other variable annuity contracts. The performance for Polaris 2000 will be derived from the performance of the corresponding portfolios of the trusts, modified to reflect Polaris 2000's charges and expenses as if the contracts had been in existence during the period stated in advertisements. Of course, past performance does not guarantee future results.

As of the date of this prospectus, the sale of Polaris 2000 contracts had not begun. Therefore, no performance is presented here.

9. DEATH BENEFIT

If you should die during the Accumulation Phase, your beneficiary will receive a death benefit. You must select from the two death benefit options described below at the time you purchase your contract. Once selected, your death benefit may not be changed. You should discuss with your financial representative the options available to you and which option is best for you.

OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION:

The death benefit is the greater of:

     (1) the value of your contract,

     (2) the money you put in less any withdrawals, all compounded at 4% annually (3% if age 70 or older at time of issue), or

     (3) the value of your contract on the seventh contract anniversary less any withdrawals plus any additional money you put in since the seventh anniversary, all compounded at 4% annually (3% if age 70 or older at time of issue).

OPTION 2 - MAXIMUM ANNIVERSARY VALUE OPTION:

The death benefit is the greater of:

     (1) the value of your contract,

     (2) the money you put in less any withdrawals, or

     (3) the maximum of the anniversary values up to your 81st birthday. The anniversary value is equal to the value of your contract on the contract anniversary less any withdrawals plus any additional money you put in since that anniversary.

If you are age 90 or older at the time of death, the death benefit under option 2 is the value of your contract.

10. OTHER INFORMATION

Free Look: You may cancel your contract within ten days (or longer if required by state law) by mailing it to our Annuity Service Center. Your contract will be treated as void on the date we receive it and we will pay you an amount equal to the value of your contract (unless your state requires us to return your original investment). Its value may be more or less than the money you initially invested. If state law requires us to return your original investment, we may put your money in the Cash Management Portfolio during the free look period.

Asset Allocation Rebalancing: If selected by you, this program seeks to keep your investment in line with your goals. We will maintain your specified allocation mix in the variable investment portfolios and the 1-year fixed investment option by readjusting your money on a calendar quarter, semiannual or annual basis.

Systematic Withdrawal Program: If selected by you, this program allows you to receive either monthly, quarterly, semiannual or annual checks during the Accumulation Phase. Systematic withdrawals may also be electronically wired to your bank account. Of course, withdrawals may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2.

Dollar Cost Averaging: If selected by you, this program allows you to invest gradually in the equity and bond portfolios from any of the variable investment portfolios, the 1-year fixed investment option or the 1-year DCA account option.

Automatic Payment Plan: You can add to your contract directly from your bank account with as little as $20 per month.

Confirmations and Quarterly Statements: You will receive a confirmation of each transaction within your contract. On a quarterly basis, you will receive a complete statement of your transactions over the past quarter and a summary of your account values.

11. INQUIRIES

If you have questions about your contract or need to make changes, call your financial representative or contact us at:

    Anchor National Life Insurance Company
    Annuity Service Center
    P.O. Box 54299
    Los Angeles, California 90054-0299
    Telephone Number: (800) 445-SUN2

If money accompanies your correspondence, you should direct it to:

    Anchor National Life Insurance Company
    P.O. Box 100330
    Pasadena, California 91189-0001

                                     [LOGO]

                                   PROSPECTUS
                               APRIL       , 1997

Please read this prospectus           FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
carefully before investing and        issued by
keep it for future reference.         ANCHOR NATIONAL LIFE INSURANCE COMPANY
  It contains important               in connection with
information about the Polaris         VARIABLE ANNUITY ACCOUNT SIX
2000 Variable Annuity.                The annuity has 28 investment choices - 6 fixed investment options and 22 variable investment portfolios listed below. The 6 fixed investment
To learn more about the annuity       options include specified periods of 1, 3, 5, 7 and 10 years and the
offered by this prospectus, you       1-year DCA account. The 22 variable investment portfolios are part of the
can obtain a copy of the              Anchor Series Trust or the SunAmerica Series Trust.
Statement of Additional
Information ("SAI") dated April       ANCHOR SERIES TRUST:
  , 1997. The SAI has been            MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP
filed with the Securities and         - Capital Appreciation Portfolio
Exchange Commission ("SEC") and       - Growth Portfolio
is incorporated by reference          - Natural Resources Portfolio
into this prospectus. The Table       - Government and Quality Bond Portfolio
of Contents of the SAI appears
on page   of this prospectus.         SUNAMERICA SERIES TRUST:
For a free copy of the SAI,           MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
call us at (800) 445-SUN2 or          - Global Equities Portfolio
write to us at our Annuity            - Alliance Growth Portfolio
Service Center, P.O. Box 54299,       - Growth-Income Portfolio
Los Angeles, California               MANAGED BY DAVIS SELECTED ADVISERS, L.P.
90054-0299.                           - Venture Value Portfolio
                                      MANAGED BY FEDERATED INVESTORS
ANNUITIES INVOLVE RISKS,              - Federated Value Portfolio
INCLUDING POSSIBLE LOSS OF            - Utility Portfolio
PRINCIPAL, AND ARE NOT A              - Corporate Bond Portfolio
DEPOSIT OR OBLIGATION OF, OR          MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT/
GUARANTEED OR ENDORSED BY, ANY        GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
BANK. THEY ARE NOT FEDERALLY          - Asset Allocation Portfolio
INSURED BY THE FEDERAL DEPOSIT        - Global Bond Portfolio
INSURANCE CORPORATION, THE            MANAGED BY MORGAN STANLEY ASSET MANAGEMENT INC.
FEDERAL RESERVE BOARD OR ANY          - International Diversified Equities Portfolio
OTHER AGENCY.                         - Worldwide High Income Portfolio
                                      MANAGED BY PHOENIX INVESTMENT COUNSEL, INC.
                                      - Growth/Phoenix Investment Counsel Portfolio
                                      - Balanced/Phoenix Investment Counsel Portfolio
                                      MANAGED BY PROVIDENT INVESTMENT COUNSEL
                                      - Provident Growth Portfolio
                                      MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.
                                      - Aggressive Growth Portfolio
                                      - SunAmerica Balanced Portfolio
                                      - High-Yield Bond Portfolio
                                      - Cash Management Portfolio

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                          TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                               TABLE OF CONTENTS
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 GLOSSARY.............................................    3
 FEE TABLES...........................................    4
       Owner Transaction Expenses.....................    4
       Annual Separate Account Expenses...............    4
       Portfolio Expenses.............................    4
 EXAMPLES.............................................    5
 1.    THE POLARIS 2000 VARIABLE ANNUITY..............    6
 2.    ANNUITY INCOME OPTIONS.........................    6
       Allocation of Annuity Payments.................    7
       Annuity Payments...............................    7
       Transfers During the Income Phase..............    7
       Deferment of Payments..........................    7
 3.    PURCHASING A POLARIS 2000 VARIABLE ANNUITY
       CONTRACT.......................................    7
       Allocation of Purchase Payments................    8
       Accumulation Units.............................    8
       Free Look......................................    8
 4.    INVESTMENT OPTIONS.............................    8
       Variable Investment Options....................    8
       Anchor Series Trust............................    8
       SunAmerica Series Trust........................    9
       Fixed Investment Options.......................    9
       Market Value Adjustment........................    9
       Transfers During the Accumulation Phase........   10
       Dollar Cost Averaging..........................   10
       Asset Allocation Rebalancing...................   11
       Voting Rights..................................   11
       Substitution...................................   11
 5.    EXPENSES.......................................   11
       Insurance Charges..............................   11
       Mortality and Expense Risk Charge..............   11
       Distribution Expense Charge....................   11
       Withdrawal Charges.............................   11
       Investment Charges.............................   12
       Contract Maintenance Fee.......................   12
       Transfer Fee...................................   12
       Premium Taxes..................................   12
       Income Taxes...................................   12
       Reduction or Elimination of Certain Charges....   12
 6.    TAXES..........................................   12
       Annuity Contracts in General...................   12
       Tax Treatment of Distributions - Nonqualified
       Contracts......................................   13
       Tax Treatment of Distributions -
       Qualified Contracts............................   13
       Diversification................................   13
 7.    ACCESS TO YOUR MONEY...........................   13
       Systematic Withdrawal Program..................   14
       Minimum Contract Value.........................   14
 8.    PERFORMANCE....................................   14
 9.    DEATH BENEFIT..................................   15
 10.   OTHER INFORMATION..............................   16
       Anchor National................................   16
       The Separate Account...........................   16
       The General Account............................   16
       Distribution...................................   16
       Administration.................................   16
       Legal Proceedings..............................   16
       Ownership......................................   17
       Custodian......................................   17
       Additional Information.........................   17
       Selected Consolidated Financial Data...........   18
       Management Discussion and Analysis.............   19
       Properties.....................................   19
       Directors and Executive Officers...............   20
       Executive Compensation.........................   21
       Security Ownership of Owners and
       Management.....................................   21
       State Regulation...............................   21
       Independent Accountants........................   22
       Financial Statements...........................   22
 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL
 INFORMATION..........................................   22
 FINANCIAL STATEMENTS.................................   22
 APPENDIX A -- MARKET VALUE ADJUSTMENT................   24
 APPENDIX B -- PREMIUM TAXES..........................   25

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                                    GLOSSARY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we have defined them in this glossary.

ACCUMULATION PHASE - The period during which you invest money in your contract.

ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.

ANNUITANT(S) - The person(s) on whose life (lives) we base annuity payments.

ANNUITY DATE - The date on which annuity payments are to begin, as selected by you.

ANNUITY UNITS - A measurement we use to calculate the amount of annuity payments you receive from the variable portion of your contract during the Income Phase.

BENEFICIARY (IES) - The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.

INCOME PHASE - The period during which we make annuity payments to you. IRS - The Internal Revenue Service.

NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").

PORTFOLIO(S) - The variable investment options available under the contract. Each Portfolio has its own investment objective and is invested in the underlying investments of the Anchor Series Trust or the SunAmerica Series Trust.

PURCHASE PAYMENTS - The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.

QUALIFIED (CONTRACT) - A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account ("IRA").

TRUSTS - Refers to the Anchor Series Trust and the SunAmerica Series Trust collectively.

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                                   FEE TABLES
--------------------------------------------------------------------------------
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OWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE (AS A PERCENTAGE OF EACH PURCHASE PAYMENT)
Year 1.....................   7%   Year 5.....................   3%
Year 2.....................   6%   Year 6.....................   2%
Year 3.....................   5%   Year 7.....................   1%
Year 4.....................   4%   Year 8+....................   0%
CONTRACT MAINTENANCE FEE*.......  $35 ($30 in North Dakota)
  *waived if contract value is $50,000 or more
TRANSFER FEE....................  No charge for first 15 transfers each year; thereafter, fee is
                                  $25 ($10 in Pennsylvania and
                                  Texas)

  ANNUAL SEPARATE ACCOUNT EXPENSES
  (AS A PERCENTAGE OF DAILY NET ASSET VALUE)

  Mortality and Expense Risk Charge...............   1.37%
  Distribution Expense Charge.....................   0.15%
                                                     -----
      TOTAL SEPARATE ACCOUNT EXPENSES                1.52%
                                                     =====

                               PORTFOLIO EXPENSES

                              ANCHOR SERIES TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S TWELVE-MONTH PERIOD ENDED
                               NOVEMBER 30, 1995)

                                                            MANAGEMENT          OTHER         TOTAL ANNUAL
                          PORTFOLIO                             FEE           EXPENSES          EXPENSES
    -------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------
    Capital Appreciation                                         .70%            .10%               .80%
    -------------------------------------------------------------------------------------------------------
    Growth                                                       .74%            .11%               .85%
    -------------------------------------------------------------------------------------------------------
    Natural Resources                                            .75%            .25%              1.00%
    -------------------------------------------------------------------------------------------------------
    Government and Quality Bond                                  .62%            .12%               .74%
    -------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------

                            SUNAMERICA SERIES TRUST
    (AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S FISCAL YEAR ENDED
                               NOVEMBER 30, 1995)

                                                            MANAGEMENT          OTHER         TOTAL ANNUAL
                          PORTFOLIO                             FEE           EXPENSES          EXPENSES
    -------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------
    International Diversified Equities                          1.00%            .70%              1.70%
    -------------------------------------------------------------------------------------------------------
    Global Equities                                              .83%            .31%              1.14%
    -------------------------------------------------------------------------------------------------------
    Aggressive Growth                                            .75%            .30%              1.05%
    -------------------------------------------------------------------------------------------------------
    Venture Value                                                .79%            .21%              1.00%
    -------------------------------------------------------------------------------------------------------
    Federated Value                                              .75%            .30%              1.05%
    -------------------------------------------------------------------------------------------------------
    Provident Growth                                             .83%            .10%               .93%
    -------------------------------------------------------------------------------------------------------
    Growth/Phoenix Investment Counsel                            .67%            .09%               .76%
    -------------------------------------------------------------------------------------------------------
    Alliance Growth                                              .68%            .11%               .79%
    -------------------------------------------------------------------------------------------------------
    Growth-Income                                                .67%            .10%               .77%
    -------------------------------------------------------------------------------------------------------
    Asset Allocation                                             .68%            .13%               .81%
    -------------------------------------------------------------------------------------------------------
    SunAmerica Balanced                                          .70%            .30%              1.00%
    -------------------------------------------------------------------------------------------------------
    Balanced/Phoenix Investment Counsel                          .70%            .28%               .98%
    -------------------------------------------------------------------------------------------------------
    Utility                                                      .75%            .30%              1.05%
    -------------------------------------------------------------------------------------------------------
    Worldwide High Income                                       1.00%            .30%              1.30%
    -------------------------------------------------------------------------------------------------------
    High-Yield Bond                                              .69%            .11%               .80%
    -------------------------------------------------------------------------------------------------------
    Global Bond                                                  .75%            .20%               .95%
    -------------------------------------------------------------------------------------------------------
    Corporate Bond                                               .70%            .26%               .96%
    -------------------------------------------------------------------------------------------------------
    Cash Management                                              .55%            .12%               .67%
    -------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------

The percentages for the Aggressive Growth, Federated Value, SunAmerica Balanced and Utility Portfolios are based on estimated amounts for the current fiscal year.

     THE ABOVE PORTFOLIO EXPENSES WERE PROVIDED BY THE TRUSTS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION AND DISCLAIM ALL
     LIABILITY FOR ANY CLAIM, LOSS OR EXPENSE RESULTING FROM ANY INACCURATE
                         INFORMATION ABOUT THE TRUSTS.

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                                    EXAMPLES
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You will pay the following expenses on a $1,000 investment in each Portfolio, assuming a 5% annual return on assets and:

(a) surrender of the contract at the end of the stated time period;

(b) if the contract is not surrendered or annuitized.

PORTFOLIO                               1 YEAR     3 YEARS

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Capital Appreciation                    (a)  $94     (a) $125
                                        (b)  $24     (b)  $75
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Growth                                  (a)  $95     (a) $126
                                        (b)  $25     (b)  $76
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Natural Resources                       (a)  $96     (a) $131
                                        (b)  $26     (b)  $81
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Government and Quality Bond             (a)  $94     (a) $123
                                        (b)  $24     (b)  $73
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International Diversified Equities      (a) $103     (a) $151
                                        (b)  $33     (b) $101
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Global Equities                         (a)  $98     (a) $135
                                        (b)  $28     (b)  $85
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Aggressive Growth                       (a)  $97     (a) $132
                                        (b)  $27     (b)  $82
--------------------------------------------------------------
Venture Value                           (a)  $96     (a) $131
                                        (b)  $26     (b)  $81
--------------------------------------------------------------
Federated Value                         (a)  $97     (a) $132
                                        (b)  $27     (b)  $82
--------------------------------------------------------------
Provident Growth                        (a)  $96     (a) $128
                                        (b)  $26     (b)  $78
--------------------------------------------------------------
Growth/Phoenix Investment Counsel       (a)  $94     (a) $123
                                        (b)  $24     (b)  $73
--------------------------------------------------------------
Alliance Growth                         (a)  $94     (a) $124
                                        (b)  $24     (b)  $74
--------------------------------------------------------------
Growth-Income                           (a)  $94     (a) $124
                                        (b)  $24     (b)  $74
--------------------------------------------------------------
Asset Allocation                        (a)  $94     (a) $125
                                        (b)  $24     (b)  $75
--------------------------------------------------------------
SunAmerica Balanced                     (a)  $96     (a) $131
                                        (b)  $26     (b)  $81
--------------------------------------------------------------
Balanced/Phoenix Investment Counsel     (a)  $96     (a) $130
                                        (b)  $26     (b)  $80
--------------------------------------------------------------
Utility                                 (a)  $97     (a) $132
                                        (b)  $27     (b)  $82
--------------------------------------------------------------
Worldwide High Income                   (a)  $99     (a) $139
                                        (b)  $29     (b)  $89
--------------------------------------------------------------
High-Yield Bond                         (a)  $94     (a) $125
                                        (b)  $24     (b)  $75
--------------------------------------------------------------
Global Bond                             (a)  $96     (a) $129
                                        (b)  $26     (b)  $79
--------------------------------------------------------------
Corporate Bond                          (a)  $96     (a) $129
                                        (b)  $26     (b)  $79
--------------------------------------------------------------
Cash Management                         (a)  $93     (a) $121
                                        (b)  $23     (b)  $71

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EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract.

2. For certain Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the lesser of the maximum allowed by any applicable state expense limitations or the following percentages of each Portfolio's average net assets: International Diversified Equities (1.70%); Global Equities (1.50%); Aggressive Growth (1.05%); Venture Value (1.10%); Provident Growth (1.10%); Growth/Phoenix Investment Counsel (.95%); Federated Value (1.05%); Alliance Growth (.95%); Growth-Income (.95%); Asset Allocation (.99%); Balanced/Phoenix Investment Counsel (1.00%); SunAmerica Balanced (1.00); Utility (1.05%); Worldwide High Income (1.60%); High Yield Bond (.95%); Global Bond (1.35%); Corporate Bond (1.00%); and Cash Management (.85%). The adviser also may voluntarily waive or reimburse additional amounts to increase a Portfolio's investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within the following two years, provided that the Portfolio is able to make such payment and remain in compliance with the foregoing expense limitations.

3. The Examples assume that no transfer fees were imposed. Premium taxes are not reflected.

4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

 AS OF THE DATE OF THIS PROSPECTUS, THE SALE OF POLARIS 2000 CONTRACTS HAD NOT
   BEGUN AND THE PORTFOLIOS DID NOT HAVE ANY ASSETS. THEREFORE, NO CONDENSED
                    FINANCIAL INFORMATION IS PRESENTED HERE.

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                      1. THE POLARIS 2000 VARIABLE ANNUITY
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An annuity is a contract between you, as the owner, and an insurance company. The contract provides tax deferral for your earnings, as well as a death benefit and a guaranteed income in the form of annuity payments beginning on a date you select. Until you decide to begin receiving annuity payments, your annuity is in the Accumulation Phase. Once you begin receiving annuity payments, your contract switches to the Income Phase. If you die during the Accumulation Phase, the insurance company guarantees a death benefit to your Beneficiary.

The Polaris 2000 Variable Annuity Contract is issued by Anchor National Life Insurance Company ("Anchor National"), a stock life insurance company organized under the laws of the state of Arizona. Its principal business address is 1 SunAmerica Center, Los Angeles, California 90067-6022. Anchor National conducts life insurance and annuity business in the District of Columbia and in all states except New York. Anchor National is an indirect wholly owned subsidiary of SunAmerica Inc., a Maryland corporation.

During the Accumulation Phase, the value of your annuity benefits from tax deferral. This means your earnings accumulate on a tax-deferred basis until you take money out of your contract. The Income Phase occurs if you decide to receive annuity payments. You select the date on which annuity payments are to begin.

The contract is called a variable annuity because you can choose among 22 variable investment Portfolios. Depending upon market conditions, you can make or lose money in any of these Portfolios. If you allocate money to the Portfolios, the amount of money you are able to accumulate in your contract during the Accumulation Phase depends upon the investment performance of the Portfolio(s) you select. The amount of the annuity payments you receive during the Income Phase from the variable portion of your contract also depends upon the investment performance of the Portfolios you select for the Income Phase.

The contract also contains 6 fixed investment options. Your money will earn interest at the rate set by Anchor National. The interest rate is guaranteed by Anchor National for the time you agree to leave your money in the fixed investment option. We currently offer fixed investment options for 1, 3, 5, 7 and 10 year periods and a 1-year DCA account option. If you allocate money to the fixed investment options, the amount of money you are able to accumulate in your contract during the Accumulation Phase depends upon the total interest credited to your contract. An adjustment to your contract will apply to withdrawals or transfers from the 3, 5, 7 and 10 year fixed investment options prior to the end of the selected period. The amount of annuity payments you receive during the Income Phase from the fixed portion of your contract will remain level for the entire Income Phase.

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                           2. ANNUITY INCOME OPTIONS
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When you switch to the Income Phase, you will receive regular income payments under the contract. Annuity payments will be made on a monthly, quarterly, semiannual or annual basis. You can choose to have your annuity payments sent to you by check or electronically wired to your bank.

You select the date on which annuity payments are to begin, which must be the first day of a month and must be at least two years after the date your contract is issued. We call this the Annuity Date. You may change your Annuity Date at least seven days prior to the date that your payments are to begin. However, annuity payments must begin by the later of your 90th birthday or ten years after the date your contract is issued. If no Annuity Date is selected, annuity payments will begin on the later of your 90th birthday or ten years after the date your contract is issued. If the Annuity Date is past your 85th birthday, it is possible that the contract would not be treated as an annuity and you may incur adverse tax consequences.

The Annuitant is the person on whose life annuity payments are based. You may change the Annuitant at any time prior to the Annuity Date. You may also designate a second person on whose life annuity payments are based. If the Annuitant dies before the Annuity Date, you must notify us and designate a new Annuitant.

If you do not choose an annuity income option, annuity payments will be made in accordance with option 4 (below) for 10 years. If the annuity payments are for joint lives, then we will make payments in accordance with option 3. We will pay the annuity in one lump sum if your contract is less than $5,000, where permitted by state law. Likewise, if your annuity payments would be less than $50 monthly, we have the right to change the frequency of your payment to be on a quarterly, semiannual or annual basis so that your annuity payments are at least $50. Annuity payments will be made to you unless you designate another person to receive them. In that case, you must notify us in writing at least thirty days before the Annuity Date. You will remain fully responsible for any taxes related to the annuity payments.

The contract offers 5 annuity income options. Other annuity income options may be available in the future.

     OPTION 1 - LIFE INCOME

Under this option, we will make annuity payments as long as the Annuitant is alive. Annuity payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR ANNUITY

Under this option, we will make annuity payments as long as the Annuitant and a designated second person are alive. Upon the death of either person, we will continue to make annuity payments so long as the survivor is alive. You choose the amount of the annuity payments to the survivor, which can be equal to 100%, 66.66% or 50% of the full amount. Annuity payments stop upon the death of the survivor.

     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 YEARS GUARANTEED

This option is similar to option 2 above, with the additional guarantee that payments will be made for at least 10 years. If the Annuitant and designated second person die before all guaranteed payments have been made, the rest will be made to the Beneficiary.

     OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 1 above, with the additional guarantee that payments will be made for at least 10 or 20 years, as selected by you. Under this option, if the Annuitant dies before all guaranteed payments have been made, the rest will be made to the Beneficiary.

     OPTION 5 - INCOME FOR A SPECIFIED PERIOD

Under this option, we will make annuity payments for any period of time from 5 to 30 years, as selected by you. However, the period must be for full 12-month periods. Under this option, if the Annuitant dies before all guaranteed payments have been made, the rest will be made to the Beneficiary.

ALLOCATION OF ANNUITY PAYMENTS

On the Annuity Date, if your money is invested in the fixed investment options, your annuity payments will be fixed in amount. If your money is invested in the variable Portfolios, your annuity payments will vary depending on the investment performance of the Portfolios. If you have money in the fixed and variable investment options, your annuity payments will be based on the investment allocations. You may not convert between fixed and variable payments once annuity payments begin.

ANNUITY PAYMENTS

If you choose to have any portion of your annuity payments come from the variable Portfolios, the dollar amount of your payment will depend upon three things: (1) the value of your contract in the Portfolios on the Annuity Date,
(2) the 3.5% assumed investment rate used in the annuity table for the contract and (3) the performance of the Portfolios you selected. If the actual performance exceeds the 3.5% assumed rate, your annuity payments will increase. Similarly, if the actual rate is less than 3.5%, your annuity payments will decrease. The SAI contains detailed information and sample calculations.

TRANSFERS DURING THE INCOME PHASE

Transfers are subject to the same limitations as transfers during the Accumulation Phase. (See "Investment Options -Transfers During the Accumulation Phase"). However, you can only make one transfer each month without charge. You may not transfer money from the fixed investment options to the variable Portfolios or from the variable Portfolios to the fixed investment options during the Income Phase. You may transfer money among the variable Portfolios.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by state law. Interest will be credited to you during the deferral period.

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                          3. PURCHASING A POLARIS 2000
                                VARIABLE ANNUITY
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A Purchase Payment is the money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it. You can purchase a Non-qualified contract with a minimum initial investment of $5,000 and a Qualified contract with a minimum initial investment of $2,000. The maximum we accept is $1,000,000 without prior approval. Payments in amounts of $500 or more may be added to your Non-qualified contract ($250 or more for Qualified contracts) at any time during the Accumulation Phase. You can make scheduled subsequent Purchase Payments of $20 or more per month by enrolling in the Automatic Payment Plan.

We may refuse any Purchase Payment. In general, we will not issue a Non-qualified contract to anyone who is age 90 or older or a Qualified contract to anyone who is age 70 1/2 or older unless you can show that the minimum distributions required by the IRS are being made.

ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, you will allocate your Purchase Payment to the variable investment Portfolios and/or the fixed investment options. If you make additional Purchase Payments, we will allocate them in the same way unless you tell us otherwise.

Once we receive your Purchase Payment and a complete application at our principal place of business, we will issue your contract and allocate your first Purchase Payment within two business days. If you do not give us all the necessary information, we will contact you to obtain it. If we are unable to complete this process within five business days, we will either send back your money or get your permission to keep it until we get all the necessary information.

ACCUMULATION UNITS

The value of the variable portion of your contract will go up or down depending upon the investment performance of the Portfolio(s) you choose. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit, which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units.

The value of an Accumulation Unit is determined each day that the New York Stock Exchange ("NYSE") is open. We calculate an Accumulation Unit value for each Portfolio after the NYSE closes each day. We do this by:

     (1) determining the total value of money invested in the particular Portfolio;

     (2) subtracting from that amount any insurance charges and any other charges such as taxes; and

     (3) dividing this amount by the number of outstanding Accumulation Units.

The value of an Accumulation Unit may go up or down from day to day. When you make a Purchase Payment, we credit your contract with Accumulation Units. The number of Accumulation Units credited is determined by dividing the amount of the Purchase Payment allocated to a Portfolio by the value of the Accumulation Unit for that Portfolio.

     EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You want the money to go to the Global Bond Portfolio. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2252.252 Accumulation Units for the Global Bond Portfolio.

FREE LOOK

If you change your mind about owning this contract, you can cancel it within ten days after receiving it (or longer if required by state law) by mailing it back to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. You will receive back whatever your contract is worth on the day we receive your request. Its value may be more or less than the money you initially invested. Thus, the investment risk is borne by you during the free look period.

In certain states or if you purchase your contract as an IRA, we may be required to return your Purchase Payment. If that is the case, we reserve the right to put your money in the Cash Management Portfolio during the free look period. At the end of the period, we will reallocate your money as you selected.
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                             4. INVESTMENT OPTIONS
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VARIABLE INVESTMENT OPTIONS

The contract offers 22 variable investment Portfolios which invest in shares of the Anchor Series Trust or the SunAmerica Series Trust. These Portfolios are listed below. Additional Portfolios may be available in the future. SunAmerica Asset Management Corp., an indirect wholly owned subsidiary of SunAmerica Inc., is the investment adviser for both Trusts. The Trusts have served as underlying investments for other variable contracts sold by Anchor National, its affiliate, First SunAmerica Life Insurance Company, and other unaffiliated insurance companies. Neither Anchor National nor the Trusts believes offering shares of the Trusts in this manner will be disadvantageous to you.

     ANCHOR SERIES TRUST

Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust Portfolios. Anchor Series Trust has Portfolios in addition to those listed below which are not available for investment under the contract. The 4 available Portfolios are:

  MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP
       - Capital Appreciation Portfolio
       - Growth Portfolio
       - Natural Resources Portfolio
       - Government and Quality Bond Portfolio

     SUNAMERICA SERIES TRUST

Various subadvisers provide investment advice for the SunAmerica Series Trust Portfolios. The 18 Portfolios and the subadvisers are:

   MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
       - Global Equities Portfolio
       - Alliance Growth Portfolio
       - Growth-Income Portfolio
   MANAGED BY DAVIS SELECTED ADVISERS, L.P.
       - Venture Value Portfolio
   MANAGED BY FEDERATED INVESTORS
       - Federated Value Portfolio
       - Utility Portfolio
       - Corporate Bond Portfolio
   MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT/
   GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
       - Asset Allocation Portfolio
       - Global Bond Portfolio
   MANAGED BY MORGAN STANLEY ASSET MANAGEMENT INC.
       - International Diversified Equities Portfolio
       - Worldwide High Income Portfolio
   MANAGED BY PHOENIX INVESTMENT COUNSEL, INC.
       - Growth/Phoenix Investment Counsel Portfolio
       - Balanced/Phoenix Investment Counsel Portfolio
   MANAGED BY PROVIDENT INVESTMENT COUNSEL
       - Provident Growth Portfolio
   MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.
       - Aggressive Growth Portfolio
       - SunAmerica Balanced Portfolio
       - High-Yield Bond Portfolio
       - Cash Management Portfolio

YOU SHOULD READ THE PROSPECTUSES FOR THE ANCHOR SERIES TRUST AND THE SUNAMERICA SERIES TRUST CAREFULLY BEFORE INVESTING. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE PORTFOLIOS AND ARE ATTACHED TO THIS PROSPECTUS.

FIXED INVESTMENT OPTIONS

The contract also offers 6 fixed investment options. We currently offer fixed investment options for 1, 3, 5, 7, and 10 year periods and a 1-year DCA account option for contract owners participating in the Dollar Cost Averaging Program. The fixed investment options offer interest rates that are guaranteed by Anchor National. Interest rates may differ from time to time due to changes in market conditions but will not be less than 3%. The interest rates offered for a specified period for new Purchase Payments may differ from the interest rates offered for money already in the contract. Once an interest rate is established for your contract, it will not change during the specified period.
The interest rates are set at Anchor National's sole discretion.

If you have money allocated to the 1, 3, 5, 7 or 10 year fixed investment options, you can renew for another 1, 3, 5, 7 or 10 year period or put your money into one or more of the variable Portfolios after the end of the specified period. Unless you specify otherwise before the end of the period, we will keep your money in the fixed investment option for the same period you previously selected. You will receive the interest rate then in effect.

The 1-year fixed investment option and the 1-year DCA account are not registered under the Securities Act of 1933 and are not subject to other provisions of the Investment Company Act of 1940.

     MARKET VALUE ADJUSTMENT

NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 AND 10 YEAR FIXED INVESTMENT OPTIONS ONLY.

If you take your money out of the fixed investment options (whether by withdrawal, transfer or annuitization) before the end of the specified period, we will make an adjustment to the value of your contract. This adjustment, called a "market value adjustment," can increase or decrease the value of your contract. The market value adjustment reflects the differing interest rate environments between the time you put your money into the fixed investment option and the time you take your money out of the fixed investment option.

We calculate the market value adjustment by comparing the interest rate you received on the money you put into the fixed investment option against the interest rate we are currently offering to contract owners for the period of time remaining in the specified period. If we do not offer an interest rate for that period, the interest rate will be determined by linear interpolation between interest rates for the two nearest periods that are available.

Generally, if interest rates have dropped between the time you put your money into the fixed investment option and the time you take it out, there will be a positive adjustment to the value of your contract. Conversely, if interest rates have increased between the time you put your money into the fixed investment option and the time you take it out, there will be a negative adjustment to the value of your contract.

If the market value adjustment is negative, it will be assessed first against any money remaining in the fixed investment option and then against the money you take out of the fixed investment option. If the market value adjustment is positive, it will be added to the amount you take out of the fixed account.

Appendix A provides more information about how we calculate the market value adjustment and gives some examples of the impact of the adjustment.

TRANSFERS DURING THE ACCUMULATION PHASE

You can transfer money among the Portfolios and the fixed investment options by written request or by telephone. You can make fifteen transfers every year without charge. We measure a year from the anniversary of the day we issued your contract. If you make more than 15 transfers in a year, there is a $25 transfer fee for each transfer thereafter ($10 in Pennsylvania and Texas).

The minimum amount you can transfer is $100. You cannot make a partial transfer if the value of the Portfolio from which the transfer is being made would be less than $100 after the transfer. Your request for transfer must clearly state which investment options are involved and the amount. We will accept transfers by telephone unless you specify otherwise on your contract application. We have in place procedures to provide reasonable assurance that instructions given to us by telephone are genuine. Thus, we disclaim all liability for any claim, loss or expense from any error. If we fail to use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

We reserve the right to modify, suspend or terminate the transfer provisions at any time. We also reserve the right to waive the $100 minimum amount for Dollar Cost Averaging and Asset Allocation Rebalancing.

DOLLAR COST AVERAGING PROGRAM

The Dollar Cost Averaging Program allows you to systematically transfer a set amount or percentage from one variable Portfolio or the 1-year fixed investment option to any other variable Portfolio(s). You can also select to transfer the entire value in a variable Portfolio or the 1-year fixed investment option in a stated number of transfers. Transfers may be on a monthly or quarterly basis. You can change the amount or frequency at any time by notifying us in writing. The minimum amount that can be transferred is $100.

You may also set up dollar cost averaging using the 1-year DCA account. In that case, all your money in that account will be transferred to the variable Portfolio(s) in either 12 or 4 transfers by the end of the 1-year period, depending on the frequency you selected. Once selected, you cannot change the amount or frequency. The minimum amount that can be transferred from the 1-year DCA account is also $100.

The interest rate offered for the 1-year DCA account may be different from the interest rate offered to contract owners using the 1-year fixed investment option for this program. If you terminate this program and are dollar cost averaging from the 1-year DCA account, any money remaining in the 1-year DCA account will be automatically transferred to the 1-year fixed investment option and earn the interest rate then in effect for that investment option.

By allocating amounts on a regular schedule as opposed to allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. However, there is no assurance that you will make a greater profit. You are still subject to loss in a declining market. Dollar cost averaging involves continuous investment in securities regardless of fluctuating price levels. You should consider your financial ability to continue to invest through periods of fluctuating prices.

Transfers under the program are included as part of your 15 free transfers each year. However, any transfer to the 1-year fixed investment option upon termination of this program will not be counted against your 15 free transfer. We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Aggressive Growth Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

-----------------------------------------
             ACCUMULATION      UNITS
  QUARTER        UNIT        PURCHASED
-----------------------------------------
     1          $ 7.50          100
     2          $ 5.00          150
     3          $10.00           75
     4          $ 7.50          100
     5          $ 5.00          150
     6          $ 7.50          100
-----------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over the six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high.

ASSET ALLOCATION REBALANCING PROGRAM

Once your money has been allocated among the investment options, the earnings from each investment option may cause your allocation to shift. You can direct us to automatically rebalance your contract to return to your original percentage allocations by selecting our Asset Allocation Rebalancing Program. Rebalancing may be on a calendar quarter, semiannual or annual basis. Rebalancing will occur on the last business day of the month for the period you selected.

Transfers under the program are not counted against your 15 free transfers each year. We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.

VOTING RIGHTS

Anchor National is the legal owner of the Trusts' shares. However, when a Portfolio solicits proxies in conjunction with a vote of shareholders, we are required to obtain from you instructions as to how to vote those shares. When we receive those instructions, we will vote all of the shares we own in proportion to those instructions. This will also include any shares that we own on our behalf. Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right.

SUBSTITUTION

If any of the Portfolios you selected are no longer available, we may be required to substitute shares of another Portfolio. We will seek prior approval of the SEC and give you notice before doing this.
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                                  5. EXPENSES
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There are charges and other expenses associated with the contract that will reduce your investment return. These charges and expenses are described below.

INSURANCE CHARGES

Each day, we make a deduction for our insurance charges. This is done as part of our calculation of the value of the Accumulation Units during the Accumulation Phase and the Annuity Units during the Income Phase. The insurance charges consist of the mortality and expense risk and the distribution expense charge.

     MORTALITY AND EXPENSE RISK CHARGE

This charge is equal, on an annual basis, to 1.37% of the daily value of the contract invested in a Portfolio. This charge is for our obligation to make annuity payments, to provide the death benefits and for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract.

If the charges under the contract are not sufficient, we will bear the loss. We will not increase this charge. We may use any profits from this charge to pay for the costs of distributing the contract.

     DISTRIBUTION EXPENSE CHARGE

This charge is equal, on an annual basis, to .15% of the daily value of the contract invested in a Portfolio. This charge is for all expenses associated with the distribution of the contract. These expenses include preparing the contract, confirmations and statements, providing sales support, and maintaining contract records. If this charge is not enough to cover the costs of distributing the contract, we will bear the loss.

WITHDRAWAL CHARGES

Withdrawals in excess of your free withdrawal amount, as described in more detail under "Access To Your Money," will be assessed a withdrawal charge. You will not receive the benefit of any free withdrawal amount if you withdraw your entire contract value.

We keep track of each Purchase Payment and assess a charge based on the length of time a Purchase Payment is in your contract before it is withdrawn. After a Purchase Payment has been in your contract for seven years, no withdrawal charges are assessed on withdrawals of that Purchase Payment.

The withdrawal charge is assessed as a percentage of the Purchase Payment you withdraw, which declines each year the Purchase Payment is in the contract as follows:

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          YEAR              1      2      3      4      5      6      7      8+
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   WITHDRAWAL CHARGE       7%     6%     5%     4%     3%     2%     1%     0%
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If the withdrawal is for only part of the contract, we will deduct the withdrawal charge from the remaining value in your contract. For purposes of calculating the withdrawal charge, we treat withdrawals as coming from the oldest Purchase Payment first. However, for tax purposes, earnings are considered withdrawn first.

We will not assess a withdrawal charge for money withdrawn to pay a death benefit or for annuity payments during the Income Phase.

INVESTMENT CHARGES

If you have money allocated to the variable Portfolios, there are deductions from and expenses paid out of the assets of the various Portfolios. These investment charges are summarized in the Fee Tables. For more detailed information, you should refer to the prospectuses for the Anchor Series Trust and the SunAmerica Series Trust.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we will deduct a $35 contract maintenance fee ($30 in North Dakota) from your contract on each contract anniversary. This fee is for expenses incurred to establish and maintain your contract. This fee cannot be increased. If you make a complete withdrawal from your contract, the entire contract maintenance fee will be deducted prior to the withdrawal.

We will not deduct the contract maintenance fee if the value of your contract is $50,000 or more when the deduction is to be made. We may discontinue this practice at any time.

TRANSFER FEE

You can make 15 free transfers every year. We measure a year from the day we issue your contract. If you make more than 15 transfers a year, we will deduct a $25 transfer fee on each subsequent transfer ($10 in Pennsylvania and Texas).

PREMIUM TAXES

We are responsible for the payment of premium taxes, if any, charged by some states and will make a deduction from your contract for them. These taxes are due either when the contract is issued or when annuity payments begin. It is our current practice not to charge you for these taxes until annuity payments begin or a full surrender is made. In the future, we may discontinue this practice and assess the tax when it is due or upon the payment of the death benefit.

Appendix B provides more information about the premium taxes assessed in each state.

INCOME TAXES

Although we do not currently deduct any income taxes borne under your contract, we reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CERTAIN CHARGES

We will reduce or eliminate the amount of certain insurance charges when the contract is sold to groups of individuals under circumstances which reduce its sales expenses. We will determine the eligibility of such groups by considering the following factors: (1) the size of the group; (2) the total amount of Purchase Payments we expect to receive from the group; (3) the nature of the purchase and the persistency we expect in that group; (4) the purpose of the purchase and whether that purpose makes it likely that expenses will be reduced; and (5) any other circumstances which we believe to be relevant in determining whether reduced sales expenses may be expected.

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                                    6. TAXES
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NOTE: WE HAVE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT INTENDED AS TAX ADVICE. YOU ARE CAUTIONED TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF THE ANNUITY.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, you will not be taxed on the earnings in your annuity contract until you take the money out. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, specially sponsored program or an individual retirement account, your contract is referred to as a Non-qualified contract and receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the

Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, specially sponsored program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Annuities, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS-
NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For annuity payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC further provides for a 10% tax penalty on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) by your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS-
QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract or on any earnings and therefore, any amount you take out as a withdrawal or as annuity payments will be taxable income. The IRC further provides for a 10% tax penalty on any withdrawal or annuitization paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) by your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; and, except in the case of an IRA as to the following (5) after you separate from service after attaining age 55; (6) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; and (7) to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2;
(2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) in the case of hardship. In the case of hardship, the owner can only withdraw an amount equal to Purchase Payments and not any earnings.

DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity in order to be treated as a variable annuity for tax purposes. We believe that the variable Portfolios are being managed so as to comply with these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among portfolios or the number and type of portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the variable investment Portfolios.

Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

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                            7. ACCESS TO YOUR MONEY
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Under your contract, money can be accessed in the following ways: (1) by making a withdrawal, either for a part of the value of your contract or for the entire value of your contract during the Accumulation Phase; (2) by receiving annuity payments during the Income Phase; and (3) when a death benefit is paid to your Beneficiary.

Generally, withdrawals are subject to a withdrawal charge, a market value adjustment if the money is withdrawn from the 3, 5, 7 or 10 year fixed investment options and, if you withdraw your entire contract value, premium taxes and a contract maintenance fee. (See "Expenses" for more complete information).

Your contract provides for a free withdrawal amount. For purposes of calculating your free withdrawal amount, there are some special terms you should know and understand how we define and calculate them.

Your "total invested amount" is equal to the sum of all your Purchase Payments less any amounts previously withdrawn that incurred a withdrawal charge, and less any Purchase Payments withdrawn that were not subject to a withdrawal charge. A "penalty-free earnings" amount is also calculated by taking the value of your contract on the day you make the withdrawal and subtracting your total invested amount. Any free withdrawals made in excess of your penalty-free earnings will be considered to be a withdrawal of future penalty-free earnings and therefore not a withdrawal of your total invested amount.

During the first year, your free withdrawal amount is equal to the penalty-free earnings in your contract as of the date you make the withdrawal or, if you participate in the Systematic Withdrawal Program, you may withdraw 10% of your total invested amount less any withdrawals made during the year. After the first year, your maximum free withdrawal amount is the greater of: (1) the penalty-free earnings or (2) 10% of your total invested amount that has been invested for at least one year, less any withdrawals made during the year.

Although amounts withdrawn free of a withdrawal charge may reduce your principal, they do not reduce your "total invested amount" for purposes of calculating the withdrawal charge, the penalty-free earnings in your contract or the free withdrawal amount under the Systematic Withdrawal Program. As a result, you will not receive the benefit of any free withdrawal amounts if you make a complete withdrawal of your contract.

If you make a complete withdrawal, you will receive the value of your contract, less any applicable fees and charges, as calculated on the day following receipt by us at our principal place of business of a complete withdrawal request. Your contract must be submitted as well.

Under most circumstances, partial withdrawals must be for a minimum of $1,000. We require that the value left in any Portfolio or the fixed investment option be at least $100 after the withdrawal. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Portfolio and the fixed investment option in which your contract is invested. You must send a written withdrawal request to us prior to any withdrawal being made.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading on NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from the fixed investment option for the period permitted by law but not for more than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

This program allows you to receive either monthly, quarterly, semiannual or annual checks during the Accumulation Phase. You can also choose to have systematic withdrawals electronically wired to your bank account. The minimum amount of each withdrawal is $250. Withdrawals may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2. There is no charge for participating in this program.

This program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

WITHDRAWAL CHARGES, MARKET VALUE ADJUSTMENTS, INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occurs: (1) your contract is less than $500 as a result of withdrawals and (2) no Purchase Payments have been made during the past three years. We will provide you with sixty days written notice and distribute the contract's remaining value to you.

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                                 8. PERFORMANCE
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From time to time we may advertise the Cash Management Portfolio's yield and effective yield. In addition, the other variable investment Portfolios may also advertise total return, gross yield and yield to maturity information. These figures are based on historical data and are not intended to indicate future performance.

For periods starting prior to the date the contracts were first offered, the performance will be derived from the performance of the corresponding portfolios of the Trusts, modified to reflect Polaris 2000's charges and expenses as if the contracts had been in existence during the period stated in the advertisement. Thus, these figures should not be construed to reflect actual historic performance.

At times Anchor National may also advertise the ratings and other information assigned to it by independent rating organizations such as A.M. Best Company ("A.M. Best"), Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life/health insurance industry. S&P's and Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues and do not measure the ability of such companies to meet other non-policy obligations.

The performance of each Portfolio may also be measured against unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Russell 1000 Growth Index, the Morgan Stanley Capital International Europe, Australia, and Far East Index (EAFE) and the Morgan Stanley Capital International World Index, and may be compared to that of other variable annuities with similar objectives and policies as reported by independent rating services such as Morningstar, Inc., Lipper Analytical Services, Inc. or Variable Annuity Reporting Data Service.

More detailed information on the method used to calculate performance for the Portfolios is contained in the SAI.

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                                9. DEATH BENEFIT
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If you should happen to die during the Accumulation Phase of your contract, we will pay a death benefit to your Beneficiary. You must select from the two death benefit options described below at the time you purchase your contract. Once selected, the death benefit option may not be changed. You should discuss with your financial representative the options available to you and which option is best for you.

OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION

The death benefit is the greater of:

(1) the value of your contract at the time we receive adequate proof of death,
(2) total Purchase Payments less any withdrawals, all compounded at 4% annually until the date of death (3% if age 70 or older at time of issue), or

(3) of your contract on the seventh contract anniversary less any withdrawals plus any additional Purchase Payments since the seventh anniversary, all compounded at 4% annually until the date of death (3% if age 70 or older at time of issue).

OPTION 2 - MAXIMUM ANNIVERSARY VALUE OPTION

The death benefit is the greater of:

(1) the value of your contract at the time we receive adequate proof of death,

(2) total Purchase Payments less any withdrawals, or

(3) the maximum of the anniversary values up to your 81st birthday. The anniversary value is equal to the value of your contract on the contract anniversary less any withdrawals plus any additional Purchase Payments since that anniversary.

If you are age 90 or older at the time of death, the death benefit under option 2 is the value of your contract at the time we receive adequate proof of death.

In general, you would not get the advantage of the second option if you are over age 80 at the time your contract is issued or age 90 or older at the time of death.

The death benefit is not paid after you switch to the Income Phase. During the Income Phase, your Beneficiary(ies) will receive any remaining guaranteed annuity payments in accordance with the annuity option you choose.

You may select the Beneficiary(ies) to receive any amounts payable on death. You may change the Beneficiary at any time before the Income Phase begins, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation in not effective until we record the change.

The entire death benefit must be paid within five years of the date of death unless the Beneficiary elects to have it payable in the form of an annuity. If the Beneficiary elects an annuity option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. If the Beneficiary is the spouse of the owner, he or she can elect to continue the contract at the then current value.

The death benefit will be paid out when we receive adequate proof of death: (1) a certified copy of a death certificate; (2) a certified copy of a decree of court of competent jurisdiction as to the finding of death; (3) a written statement by a medical doctor who attended the deceased at the time of death; or (4) any other proof satisfactory to us. We may also require additional documentation or proof in order for the death benefit to be paid. If the Beneficiary does not make a specific election within sixty days of our receipt of such proof of death, the death benefit will be paid in a lump sum.

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                             10. OTHER INFORMATION
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ANCHOR NATIONAL

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, CalFarm Life Insurance Company, Ford Life Insurance Company, SunAmerica Asset Management Corp., Imperial Premium Finance, Inc., Resources Trust Company and three broker-dealers, offer a full line of financial services, including fixed and variable annuities, mutual funds, premium finance and trust administration services. As of September 30, 1996, Anchor National had $9.20 billion in assets while SunAmerica Inc., Anchor National's ultimate parent, together with its subsidiaries, held $36.87 billion of assets, consisting of $23.73 billion of assets owned, $2.14 billion of assets managed in mutual funds and private accounts, and $11.00 billion under custody in retirement trust accounts.

THE SEPARATE ACCOUNT

Anchor National originally established a separate account, Variable Annuity Account Six, under Arizona law on November 20, 1996. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940.

Anchor National owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business Anchor National may conduct. Income, gains and losses (realized and unrealized) resulting from the assets in the separate account are credited to or charged against the separate account without regard to other income, gains or losses of Anchor National.

THE GENERAL ACCOUNT

If you put your money into the fixed investment options, it goes into Anchor National's general account. The general account is made up of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract owners as well as all creditors. The general account is invested in assets permitted by state insurance law.

DISTRIBUTION

The contract is sold through registered representatives of broker-dealers. Commissions are paid to registered representatives for the sale of contracts. Commissions are not expected to exceed 7% of your Purchase Payment. Under some circumstances, we may pay a persistency bonus in addition to standard commissions. Usually the standard commission is lower when we pay a persistency bonus, which is not anticipated to exceed 1.5% annually. Commissions paid to registered representatives are not directly deducted from your Purchase Payment.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 acts as the distributor of the contracts. SunAmerica Capital Services, Inc., an affiliate of Anchor National, is registered as a broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc.

ADMINISTRATION

We are responsible for all the administrative servicing of your contract. Please contact Anchor National's Annuity Service Center at the telephone number and address provided in the profile section of this prospectus if you have any comment, question or service request.

We will send out transaction confirmations and quarterly statements. Please review these documents carefully and notify us of any inaccuracies immediately. We will investigate all questions and, to the extent we have made an error, we will retroactively adjust your contract provided you have notified us within thirty days of receiving the transaction confirmation or quarterly statement, as applicable. All other adjustments will be made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the separate account. Anchor National and its subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, are not of material importance to their respective total assets or material with respect to the separate account.

OWNERSHIP

The Polaris 2000 Variable Annuity is a Flexible Payment Group Deferred Annuity Contract. A group contract is issued to a contractholder, for the benefit of the participants in the group. You are a participant in the group and will receive a certificate evidencing your ownership. You, as the owner of a certificate, are entitled to all the rights and privileges of ownership. As used in this prospectus, the term contract refers to your certificate. In some states a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity Contract may be available instead, which is identical to the group contract described in this prospectus except that it is issued directly to the owner.

CUSTODIAN

State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the separate account. We pay State Street Bank for services based on a schedule of fees.

ADDITIONAL INFORMATION

Anchor National is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with such requirements, we file reports and other information with the SEC. Such reports and other information we file can be inspected and copied. Copies can be obtained at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional offices in Chicago and New York. The addresses of these regional offices are as follows: 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the SEC at prescribed rates.

Registration statements have been filed with the SEC, Washington, D.C., under the Securities Act of 1933 as amended, relating to the contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statements and the exhibits filed as part of the registration statements. Reference should be made to such registration statements and exhibits for further information concerning the separate account, Anchor National and its general account, the Portfolios and the contract.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected financial data of Anchor National and its subsidiaries should be read in conjunction with the consolidated financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operation, both of which follow this selected information.

                         [TO BE PROVIDED BY AMENDMENT]

MANAGEMENT DISCUSSION AND ANALYSIS

                         [TO BE PROVIDED BY AMENDMENT]

PROPERTIES

Anchor National's principal office is leased at 1 SunAmerica Center, Los Angeles, California 90067-6022. We also lease office space in Torrance,

California for recordkeeping and data processing functions. Anchor National's asset manager and broker-dealer subsidiaries lease office space in New York, New York.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and principal officers of Anchor National as of December 11, 1996 are listed below, together with information as to their ages, dates of election and principal business occupation during the last five years (if other than their present business occupation).

                                                                                          OTHER POSITIONS AND
                                                                       YEAR                 OTHER BUSINESS
                                             PRESENT                  ASSUMED              EXPERIENCE WITHIN
         NAME             AGE              POSITION(S)              POSITION(S)            LAST FIVE YEARS**            FROM-TO
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Eli Broad*                63     Chairman, Chief Executive              1994        Co-founded SunAmerica Inc.
                                 Officer and President of the                       (SAI) in 1957
                                 Company
                                 Chairman, Chief Executive              1986
                                 Officer and President of SAI
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Jay S. Wintrob*           39     Executive Vice President of the        1991        Senior Vice President              1989-1991
                                 Company                                            (Joined SAI in 1987)
                                 Vice Chairman of SAI                   1995
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Joseph M. Tumbler*        48     Executive Vice President of the        1996        President and Chief Executive      1989-1995
                                 Company                                            Officer, Providian Capital
                                 Vice Chairman of SAI                   1995        Management
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James R. Belardi*         39     Senior Vice President of the           1992        Vice President and Treasurer       1989-1992
                                 Company                                            (Joined SAI in 1986)
                                 Executive Vice President of SAI        1995
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Jana W. Greer*            44     Senior Vice President of the           1991        (Joined SAI in 1974)
                                 Company and SAI
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Peter McMillan, III*      39     Executive Vice President and           1994        Senior Vice President,             1989-1994
                                 Chief Investment Officer of                        SunAmerica Investments, Inc.
                                 SunAmerica Investments, Inc.
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Scott L. Robinson*        50     Senior Vice President of the           1991        (Joined SAI in 1978)
                                 Company
                                 Senior Vice President and
                                 Controller of SAI
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Lorin M. Fife*            43     Senior Vice President, General         1994        Vice President, General            1994-1995
                                 Counsel and Assistant Secretary                    Counsel -- Regulatory
                                 of the Company                                     Affairs of SAI
                                 Senior Vice President and              1995        Vice President and Associate       1989-1994
                                 General Counsel -- Regulatory                      General Counsel of SAI (Joined
                                 Affairs of SAI                                     SAI in 1989)
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Susan L. Harris*          39     Senior Vice President and              1994        Vice President, General            1994-1995
                                 Secretary of the Company                           Counsel -- Corporate Affairs
                                 Senior Vice President, General         1995        and Secretary of SAI
                                 Counsel -- Corporate Affairs                       Vice President, Associate          1989-1994
                                 and Secretary of SAI                               General Counsel and Secretary
                                                                                    of SAI (Joined SAI in 1985)
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James Rowan*              34     Senior Vice President of the           1996        Vice President                     1993-1995
                                 Company and SAI                                    Assistant to the Chairman               1992
                                                                                    Senior Vice President, Security    1990-1992
                                                                                    Pacific Corp.
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N. Scott Gillis           43     Senior Vice President and              1994        Vice President and Controller,     1989-1994
                                 Controller of the Company                          SunAmerica Life Companies
                                                                                    (Joined SAI in 1985)
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Edwin R. Reoliquio        39     Senior Vice President and Chief        1995        Vice President and Actuary,        1990-1995
                                 Actuary of the Company                             SunAmerica Life Companies
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Victor E. Akin            32     Senior Vice President of the           1996        Vice President of the Company      1995-1996
                                 Company                                            Director, Actuarial of SAI         1993-1995
                                                                                    Actuary, Milliman & Robertson      1992-1993
                                                                                    Consultant, Chalke Inc.            1991-1992
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*  Also serves as a director.

** Unless otherwise indicated, offices and positions are with SunAmerica Inc.

EXECUTIVE COMPENSATION

All of Anchor National's executive officers are also employees of SunAmerica Inc. or its affiliates and do not receive direct compensation from Anchor National. Some of the executive officers also serve as officers of other companies affiliated with Anchor National. We allocated the time each executive officer spent devoted to his or her duties as an executive officer of Anchor National to determine the executive compensation set forth below for the Chief Executive Officer and the other four highest compensated executive officers, as well as the executive officers as a group, for services rendered during 1996.
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 NAME OF INDIVIDUAL         CAPACITIES          ALLOCATED
      OR NUMBER              IN WHICH             CASH
      IN GROUP                SERVED          COMPENSATION
-----------------------------------------------------------
 Eli Broad            Chairman, Chief          $
                      Executive Officer and
                      President
 Jay S. Wintrob       Executive Vice
                      President
 Joseph M. Tumbler    Executive Vice
                      President
 James R. Belardi     Senior Vice President
 Jana W. Greer        Senior Vice President
 All Executive
  Officers as a
  Group(12)
                                              ============
                                               $
-----------------------------------------------------------

SECURITY OWNERSHIP OF OWNERS AND MANAGEMENT

No shares of Anchor National are owned by any executive officer or director. Anchor National is an indirect wholly-owned subsidiary of SunAmerica Inc. The only officer or director that owns more than 1% of the shares of SunAmerica Inc. is Mr. Eli Broad. At November 30, 1996, Mr. Broad beneficially owned 5,930,156 shares of Common Stock (approximately 5.3% of the class outstanding) and 9,160,294 shares of Class B Common Stock (approximately 84.4% of the class outstanding). Of the Common Stock, 715,872 shares represent restricted shares granted under the Anchor National's employee stock plans as to which Mr. Broad has no investment power; and 3,605,700 shares represent employee stock options held by Mr. Broad which are or will become exercisable on or before February 28, 1997 and as to which he has no voting or investment power. Of the Class B Common Stock, 8,456,140 shares are held directly by Mr. Broad; and 704,154 shares are registered in the name of a corporation as to which Mr. Broad exercises sole voting and investment power. At November 30, 1996, all directors and officers as a group beneficially owned 9,197,722 shares of Common Stock (approximately 8.1% of the class outstanding) and 9,160,294 shares of Class B Common Stock (approximately 84.4% of the class outstanding).

STATE REGULATION

Anchor National is subject to regulation and supervision by the states in which it is authorized to transact business. State insurance laws establish supervisory agencies with broad administrative and supervisory powers with respect to granting and revoking licenses to transact business, regulating marketing and other trade practices, operating guaranty associations, licensing agents, approving policy forms, regulating certain premium rates, regulating insurance holding company systems, establishing reserve requirements, prescribing the form and content of required financial statements and reports, performing financial and other examinations, determining the reasonableness and adequacy of statutory capital and surplus, regulating the type, valuation and amount of investments permitted, limiting the amount of dividends that can be paid and the size of transactions that can be consummated without first obtaining regulatory approval and other related matters.

During the last decade, the insurance regulatory framework has been placed under increased scrutiny by various states, the federal government and the National Association of Insurance Commissioners ("NAIC"). Various states have considered or enacted legislation that changes, and in many cases increases, the states' authority to regulate insurance companies. Legislation has been introduced from time to time in Congress that could result in the federal government assuming some role in the regulation of insurance companies. In recent years, the NAIC has approved and recommended to the states for adoption and implementation several regulatory initiatives designed to reduce the risk of insurance company insolvencies and market conduct violations. These initiatives include new investment reserve requirements, risk-based capital standards and restrictions on an insurance company's ability to pay dividends to its stockholders. The NAIC is also currently developing model laws to govern insurance company investments and illustrations for annuity products. Current proposals are still being debated and we are monitoring developments in this area and the effects any changes would have on us.

SunAmerica Asset Management Corp. is registered with the SEC as a registered investment adviser under the Investment Advisers Act of 1940. The mutual funds that it markets are subject to regulation under the Investment Company Act of 1940. SunAmerica Asset Management Corp. and the mutual funds are subject to regulation and examination by the SEC. In addition, variable annuities and Anchor National's related separate accounts are subject to regulation by the SEC under the Securities Act of 1933 and the Investment Company Act of 1940.

Anchor National's broker-dealer subsidiary is subject to regulation and supervision by the states in which it transacts business, as well as by the National Association of Securities Dealers, Inc. ("NASD"). The NASD has broad administrative and supervisory powers relative to all aspects of business and may examine the subsidiary's business and accounts at any time.

INDEPENDENT ACCOUNTANTS

[The consolidated financial statements of Anchor National as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996 included in this prospectus have been included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.]

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                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
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Separate Account...............................
General Account................................
Performance Data...............................
Annuity Unit Values............................
Annuity Payments...............................
Taxes..........................................
Distribution of Contracts......................
Financial Statements...........................

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                              FINANCIAL STATEMENTS
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[The consolidated financial statements of Anchor National which are included in this prospectus should be considered only as bearing on the ability Anchor National to meet its obligations with respect to amounts allocated to the fixed investment options and with respect to the death benefit and our assumption of the mortality and expense risks and the risks that the withdrawal charge will not be sufficient to cover the cost of distributing the contracts. They should not be considered as bearing on the investment performance of the variable Portfolios. The value of the variable Portfolios is affected primarily by the performance of the underlying investments.]

                       REPORT OF INDEPENDENT ACCOUNTANTS

                         [TO BE PROVIDED BY AMENDMENT]

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                      APPENDIX A - MARKET VALUE ADJUSTMENT
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The market value adjustment reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed investment option, the greater the impact of changing interest rates. The impact of the market value adjustment can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or annuitized by the following factor:
                                            (N/12)
                          [(1+I/(1+J+0.005)]       - 1

        The market value adjustment formula may differ in certain states
  WHERE:

        I is the interest rate you are earning on the money invested in the fixed investment option;

        J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed investment option; and

        N is the number of full months remaining in the term you initially agreed to leave your money in the fixed investment option.

EXAMPLES OF THE MARKET VALUE ADJUSTMENT

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed investment option at a rate of 7%;

     (2) You make a partial withdrawal of $4,000 when 3 1/2 years (42 months) remain in the 10-year term you initially agreed to leave your money in the fixed investment option (N=42);

     (3) The value of your contract on the date you make the withdrawal is $16,297.02 which reflects the deduction of all applicable fees and charges; and

     (4) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for seven full years.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 3-year fixed investment option is 7.5% and the 5-year fixed investment option is 8.5%. By linear interpolation, the interest rate for the remaining 4 years (3-1/2 years rounded up to the next full year) in the contract is calculated to be 8%.
                                                           (N/12)
The market value adjustment factor is = [(1+I)/(1+J+0.005)]       - 1
                                                             (42/12)
                                      = [(1.07)/(1.08+0.005)]        - 1
                                                  (3.5)
                                      = (0.986175)      - 1
                                      = 0.952443 - 1
                                      = - 0.047557

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:
                        $4,000 X (- 0.047557) = -$190.23

$190.23 represents the market value adjustment that will be deducted from the money remaining in the 10-year fixed investment option.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 3-year fixed investment option is 5.5% and the 5-year fixed investment option is 6.5%. By linear interpolation, the interest rate for the remaining 4 years (3 1/2 years rounded up to the next full year) in the contract is calculated to be 6%.
                                                          (N/12)
The market value adjustment factor is = [(1+I/(1+J+0.005)]       - 1
                                                             (42/12)
                                      = [(1.07)/(1.06+0.005)]        - 1
                                                  (3.5)
                                      = (1.004695)      - 1
                                      = 1.016528 - 1
                                      = + 0.01653

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:
                         $4,000 x (+0.01653) = +$66.11

$66.11 represents the market value adjustment that would be added to your withdrawal.

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                           APPENDIX B - PREMIUM TAXES
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Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                                                        QUALIFIED     NON-QUALIFIED
                                    STATE                               CONTRACT        CONTRACT
        ============================================================================================
        California                                                          .50%           2.35%
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        District of Columbia                                               2.25%           2.25%
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        Kansas                                                                0%              2%
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        Kentucky                                                              2%              2%
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        Maine                                                                 0%              2%
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        Michigan                                                         .00075%         .00075%
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        Nevada                                                                0%            3.5%
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        South Dakota                                                          0%           1.25%
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        West Virginia                                                         1%              1%
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        Wyoming                                                               0%              1%
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                                    PART II

                 Information Not Required in Prospectus

Item 13.         Other Expenses of Issuance and Distribution.

                 Not Applicable

Item 14.         Indemnification of Directors and Officers.

                 Not Applicable

Item 15.         Recent Sales of Unregistered Securities.

                 Not Applicable

Item 16.         Exhibits and Financial Statement Schedules.

                 Exhibit No.      Description


                 (1)              Underwriting Agreement**
                 (2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession***
                 (3)              (a)      Articles of Incorporation**
                                  (b)      By-Laws**
                 (4)              (a)      Polaris 2000 Fixed and Variable
                                           Contract**
                                  (b)      Application for Contract**
                 (5)              Opinion of Counsel re: Legality**
                 (6)              Opinion re Discount on Capital Shares***
                 (7)              Opinion re Liquidation Preference***
                 (8)              Opinion re Tax Matters***
                 (9)              Voting Trust Agreement***
                 (10)             Material Contracts***
                 (11)             Statement re Computation of Per Share
                                    Earnings***
                 (12)             Statement re Computation of Ratios***
                 (14)             Material Foreign Patents***
                 (15)             Letter re Unaudited Financial Information***
                 (16)             Letter re Change in Certifying Accountant***
                 (21)             Subsidiaries of Registrant**
                 (23)             (a)      Consent of Independent Accountants**
                                  (b)      Consent of Attorney**
                 (24)             Powers of Attorney*
                 (25)             Statement of Eligibility of Trustee***
                 (26)             Invitation for Competitive Bids***
                 (27)             Financial Data Schedule**
                 (28)             Information Reports Furnished to State
                                    Insurance Regulatory Authority***
                 (29)             Other Exhibits***
                                  Financial Statements**

                                           *       Herewith
                                           **      To Be Filed By Amendment
                                           ***     Not Applicable

Item 17.         Undertakings.
                 ------------

                 The undersigned registrant, Anchor National Life Insurance Company, hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         As required by the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed on its behalf, in the City of Los Angeles, and the State of California, on this 19th day of December, 1996.


                                  By: ANCHOR NATIONAL LIFE INSURANCE COMPANY



                                  By:    /s/ JAY S. WINTROB
                                     ------------------------------------------
                                           Jay S. Wintrob
                                           Executive Vice President



                               POWERS-OF-ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints LORIN M. FIFE, SUSAN L. HARRIS AND CHRISTINE A. NIXON or each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

         As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.


         SIGNATURE                TITLE                     DATE
         ---------                -----                     ----

/s/ ELI BROAD             President, Chief Executive        December 19, 1996
----------------------      Officer, & Chairman of
Eli Broad                         Board
                          (Principal Executive Officer)


/s/ SCOTT L. ROBINSON     Senior Vice President &           December 19, 1996
----------------------            Director
Scott L. Robinson         (Principal Financial Officer)


/s/ N. SCOTT GILLIS       Senior Vice President &           December 19, 1996
----------------------          Controller
N. Scott Gillis           (Principal Accounting Officer)



/s/ JAMES R. BELARDI              Director                  December 19, 1996
----------------------
James R. Belardi



/s/ LORIN M. FIFE                 Director                  December 19, 1996
----------------------
Lorin M. Fife



/s/ JANA W. GREER                 Director                  December 19, 1996
----------------------
Jana W. Greer



/s/ JAY S. WINTROB                Director                  December 19, 1996
----------------------
Jay S. Wintrob


/s/ SUSAN L. HARRIS               Director                  December 19, 1996
----------------------
Susan L. Harris

/s/ PETER MCMILLAN                Director                  December 19, 1996
----------------------
Peter McMillan




/s/ JAMES W. ROWAN                Director                  December 19, 1996
----------------------
James W. Rowan




/s/ JOSEPH M. TUMBLER             Director                  December 19, 1996
-----------------------
Joseph M. Tumbler

                                 EXHIBIT INDEX


Number                    Description
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(24)             Powers of Attorney
                 (Included on signature page)